EXHIBIT 99.1

Kohlberg Capital Corporation Announces First Quarter 2012 Financial Results

NEW YORK, May 10, 2012 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) (the "Company") announced its first quarter 2012 financial results.

Financial Highlights

  Net investment income for the three months ended March 31, 2012 was approximately $3.6 million, or $0.15 per share.

  The Company declared dividends of $0.18 per share for the first quarter of 2012.

  At March 31, 2012, the fair value of the Company's investments totaled approximately $291 million.

  Net asset value per share of $7.78 as of March 31, 2012.

  Acquisition of Trimaran Advisors, L.L.C. ("Trimaran Advisors") on February 29, 2012.

Dayl Pearson, chairman and chief executive officer, noted, "Trimaran Advisors has been fully integrated into KCAP's asset management platform since the closing of the acquisition. Due to the fact that the closing occurred late in the quarter, the need to maintain a high cash balance in preparation for closing, and almost $600,000 in incremental expenses primarily related to the acquisition, the acquisition's significant incremental benefit to our net investment income is not reflected in the first quarter's results. We expect to see the normalized quarterly benefits of the impact of this acquisition on our net investment income in the second quarter of 2012."

Acquisition of Trimaran Advisors

On February 29, 2012, the Company completed the acquisition of Trimaran Advisors through a newly-formed, wholly-owned subsidiary of the Company. The aggregate consideration paid for all of the outstanding equity interests in Trimaran consisted of $13.0 million in cash and 3,600,000 shares of the Company's common stock. Trimaran Advisors manages four collateralized loan obligation funds ("CLO Funds") with aggregate par value assets under management of approximately $1.5 billion. Contemporaneously with the acquisition, the Company also acquired the subordinated or preferred share interests in certain CLO Funds managed by Trimaran Advisors for an aggregate cash purchase price of $12.0 million. Katonah Debt Advisors, L.L.C., and its asset manager affiliates and Trimaran Advisors are the Company's only wholly-owned portfolio companies (collectively, the "Asset Manager Affiliates") and have approximately $3.4 billion of par value assets under management in the aggregate.

Operating Results

For the three months ended March 31, 2012, the Company reported total investment income of approximately $7.4 million, compared to approximately $7.3 million, in the prior year period. Note that in the first quarter of 2011, the Company recognized as income a one-time $2 million settlement related to litigation the Company initiated against its former lenders but did not receive a dividend distribution from KDA in that quarter. Investment income from debt securities increased 27% to $2.5 million, consistent with the growth in the Company's debt securities portfolio. Investment income of CLO Fund securities increased 21% (approximately $690,000) to approximately $4.0 million, of which approximately $467,000 came from the contribution of the four Trimaran Advisors CLO Fund securities that we owned for the month of March. Dividends from Asset Manager Affiliates in the first quarter of 2012 were $825,000, which included $250,000 from Trimaran Advisors.

Expenses for the three months ended March 31, 2012 totaled approximately $3.8 million as compared to approximately $2.3 million in 2011. Most of the increase in expenses is due to increased interest expense – approximately $1.4 million for the first quarter of 2012 as compared to approximately $300,000 for the first quarter of 2011. The interest expense increase is primarily attributed to higher average debt balances than in the first quarter of last year when the Company paid off in full its outstanding debt in January 2011. Year-over-year first quarter professional fee expenses are higher by approximately $147,000 primarily due to increased legal expenses mostly related to the Trimaran Advisors acquisition. Other one-time professional fee expenses of approximately $420,000 related to the Trimaran Advisors transaction were borne by Trimaran Advisors, which will reduce the amount available for dividend distributions from Trimaran Advisors in 2012.

Net investment income in the first quarter of 2012 and 2011 was approximately $3.6 million and $5.0 million, or $0.15 and $0.22 per share, respectively. As previously noted, Trimaran Advisors provided an incremental $720,000 in revenue and $131,000 in incremental expense for the one month period of the quarter since its February 29, 2012 acquisition. Net investment income for the three months ended March 31, 2012 is approximately $3.1 million without the Trimaran Advisors acquisition as compared to net investment income for the three months ended March 31, 2011 of approximately $3.0 million without the one-time litigation settlement income.

Net realized and unrealized losses for the first quarter of 2012 were approximately $3.1 million, as compared to net realized and unrealized gains of $4.6 million in the first quarter of 2011.

Investment Portfolio

Kohlberg Capital Corporation's portfolio fair value was approximately $291 million as of March 31, 2012. The following table shows the composition of the Company's portfolio by security type at March 31, 2012 as compared to December 31, 2011:

	March 31, 2012 (unaudited)			December 31, 2011
Security Type	Cost	Fair Value	%¹	Cost	Fair Value	%¹
Time Deposits	$ 12,343	$ 12,343	--%	$ 229,152	$ 229,152	--%
Money Market Account	9,746,435	9,746,435	3	31,622,134	31,622,134	13
Senior Secured Loan	79,891,859	71,084,971	25	54,045,184	45,259,328	19
Junior Secured Loan	59,306,009	46,674,884	16	58,936,728	47,300,172	20
Mezzanine Investment	10,940,849	11,588,115	4	10,931,428	11,588,115	5
Senior Subordinated Bond	6,538,199	6,608,520	2	9,997,898	10,125,891	4
CLO Fund Securities	79,154,474	63,404,342	22	65,820,840	48,438,317	20
Equity Securities	16,559,610	6,721,881	2	16,559,610	6,040,895	2
Preferred	400,000	400,000	--	400,000	400,000	--
Asset Manager Affiliates	83,421,984	74,594,000	26	44,338,301	40,814,000	17

Total	$ 345,971,762	$ 290,835,491	100%	$ 292,881,275	$ 241,818,004	134%

¹ Calculated as a percentage of fair value.

The Company's loan and bond portfolio (excluding its investment in CLO Fund securities, short-term investments and the Asset Manager Affiliates discussed further below) as of March 31, 2012 totaled $136.4 million at fair value, of which 86% are secured loans. The cost of such investments was $157.0 million, representing a fair value discount to cost of 13% or approximately $0.77 per outstanding share. As of March 31, 2012, the Company had no exposure to mortgage securities, consumer borrowings or related asset backed securities. The weighted average yield on the Company's loan and bond portfolio at March 31, 2012 was approximately 7.6%.

The portfolio of middle market corporate loan and debt securities at quarter end, representing 47% of the total investment portfolio, was spread across 25 different industries and 56 different entities with an average balance per entity of approximately $2.4 million. As of March 31, 2012, all but four issuers, or less than 1% of total investments at fair value, were current on their debt service obligations.

Investment in CLO Fund Securities

As of March 31, 2012, the Company's investment at fair value in CLO Fund securities was approximately $63.4 million. The underlying assets in each of the CLO Funds are generally diversified secured and unsecured corporate debt and do not include any asset-backed securities, such as those secured by commercial or residential mortgages. The Company's two largest CLO fund investments, Katonah X CLO Ltd. and Katonah 2007-1 CLO Ltd., both managed by our wholly-owned Asset Manager Affiliates, represented 67% of its investments in CLO Fund securities at March 31, 2012, have performed since inception and have not been subject to any suspension of distributions. Two CLO Fund securities, not managed by the Asset Manager Affiliates, representing a fair value of $2,000, are not currently providing a dividend payment to the Company. For the quarter ended March 31, 2012, the weighted average yield to fair value on CLO Funds securities was approximately 31%.

Investment in Asset Manager Affiliates

At March 31, 2012, the Company's investment at fair value in the Asset Manager Affiliates was approximately $74.6 million as compared to approximately $40.8 million at December 31, 2011. The increase is attributed to the acquisition of Trimaran Advisors on February 29, 2012. The Asset Manager Affiliates have par value assets under management at March 31, 2012 of approximately $3.4 billion in the aggregate. Currently, all CLO Funds managed by the Asset Manager Affiliates are paying both their senior and subordinated management fees on a current basis.

Liquidity and Capital Resources

At March 31, 2012, Kohlberg Capital had unrestricted cash and time deposits of approximately $2.0 million, total assets of approximately $300.2 million and stockholders' equity of approximately $207.0 million. The Company's net asset value per common share was $7.78. As of March 31, 2012, the Company had $60 million of outstanding borrowings at a fixed rate of interest of 8.75%, and its asset coverage ratio of total assets to total borrowings was 445%, in excess of the minimum asset coverage level of 200% generally required for a business development company by the Investment Company Act of 1940, as amended.

On February 24, 2012, the Company entered into a Note Purchase Agreement with Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, as arranger, The Bank of New York Mellon Trust Company, National Association, as collateral administrator and collateral agent, and KCAP Funding, a special-purpose bankruptcy remote wholly-owned subsidiary of the Company ("KCAP Funding"), under which KCAP Funding may obtain up to $30 million in financing (the "Facility"). The scheduled maturity date for the Facility is December 20, 2014. Interest on the Facility is LIBOR + 300 basis points and is payable quarterly.

Advances under the Facility are used primarily to make additional investments. The Facility is secured by loans that the Company currently owns and a security interest in the Company's right to receive certain management fees payable to the Asset Manager Affiliates. Borrowings under the Facility are made by KCAP Funding.

As of March 31, 2012, there was no outstanding balance under the Facility and the Company was in compliance with all its debt covenants. As of March 31, 2012, the Company had restricted cash balances of approximately $98,000 which it maintained in accordance with the terms of the Facility.

Subject to prevailing market conditions, the Company intends to grow its portfolio of assets by raising additional capital, including through the prudent use of leverage available to it. As a result, the Company may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility, the issuance of preferred securities or debt guaranteed by the Small Business Administration.

Dividend

Generally, the Company seeks to fund dividends to shareholders from current and distributable earnings, primarily from net interest and dividend income generated by its investment portfolio and any distributions from its Asset Manager Affiliates. The Company announced a regular quarterly dividend of $0.18 per share on March 16, 2012. The record date for this dividend was April 6, 2012 and the dividend was paid on April 27, 2012. Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

The Company has adopted a dividend reinvestment plan that provides for reinvestment of dividends in shares for Company common stock, unless a stockholder elects to receive cash. As a result, if the Company declares a cash dividend, stockholders who have not "opted out" of its dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of the Company's common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the dividend reinvestment plan.

Conference Call and Webcast

Kohlberg Capital Corporation will hold a conference call on Friday, May 11, 2012 at 9:00 a.m. Eastern Daylight Time to discuss its first quarter 2012 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 877-710-0209. A replay of the call will be available from 12:00 p.m. on May 11, 2012 until 11:59 p.m. Eastern Time on May 18, 2012. The dial in number for the replay is 800-585-8367 and the conference ID is 75092486. Additional information regarding the fair value of the Company's debt investments can also be found on the Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website http://www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days on our website in the Investor Relations section under Events.

About Kohlberg Capital Corporation (KCAP)

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned Asset Manager Affiliates manage CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at http://www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, such as those relating to the integration of the Trimaran Advisors operations into ours, any synergies that may result from such acquisition and any impact of such acquisition may have on our results of operations, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability and successfully integrate the operations of Trimaran Advisors into ours and achieve the anticipated synergies, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KOHLBERG CAPITAL CORPORATION
BALANCE SHEETS

	As of	As of
	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Investments at fair value:
Time deposits (cost: 2012 - $12,343; 2011 - $229,152)	$ 12,343	$ 229,152
Money market account (cost: 2012 - $9,746,435; 2011 - $31,622,134)	9,746,435	31,622,134
Debt securities (cost: 2012 - $157,076,916; 2011 - $134,311,238)	136,356,490	114,673,506
CLO Fund securities managed by non-affiliates (cost: 2012 - $12,689,004; 2011 - $12,756,449)	3,016,079	3,110,367
CLO Fund securities managed by affiliate (cost: 2012 - $66,465,470; 2011 - $53,772,033)	60,388,263	45,327,950
Equity securities (cost: 2012 - $16,559,610; 2011 - $16,559,610)	6,721,881	6,040,895
Asset manager affiliates (cost: 2012 - $83,421,984; 2011 - $44,338,301)	74,594,000	40,814,000
Total Investments at fair value	290,835,491	241,818,004
Cash	2,032,121	2,555,259
Restricted cash	98,068	—
Interest receivable	734,172	522,578
Receivable for open trades	2,992,120	—
Accounts Receivable	955,029	859,156
Due from affiliates	—	3,517
Other assets	2,580,980	2,375,147

Total assets	$ 300,227,981	$ 248,133,661

LIABILITIES
Convertible Senior Notes	60,000,000	60,000,000
Payable for open trades	31,546,430	—
Accounts payable and accrued expenses	1,727,035	3,527,682
Dividend payable	—	4,080,037

Total liabilities	$ 93,273,465	$ 67,607,719

STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 26,609,963 and 22,992,211 common shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively.	$ 262,825	$ 226,648
Capital in excess of par value	310,390,861	284,571,466
Accumulated undistributed net investment income	4,457,530	821,904
Accumulated net realized losses	(52,499,666)	(52,802,400)
Net unrealized depreciation on investments	(55,657,034)	(52,291,676)

Total stockholders' equity	$ 206,954,516	$ 180,525,942

Total liabilities and stockholders' equity	$ 300,227,981	$ 248,133,661

NET ASSET VALUE PER COMMON SHARE	$ 7.78	$ 7.85

KOHLBERG CAPITAL CORPORATION
STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended
	March 31,
	2012	2011

Investment Income:
Interest from investments in debt securities	$ 2,501,613	$ 1,968,906
Interest from cash and time deposits	2,562	5,837
Dividends from investments in CLO Fund securities managed by non-affiliates	419,165	489,380
Dividends from investments in CLO Fund securities managed by affiliate	3,613,639	2,856,155
Dividends from affiliate asset manager	825,000	—
Capital structuring service fees	39,561	1,248
Other Income	—	2,000,000

Total investment income	7,401,540	7,321,526

Expenses:
Interest and amortization of debt issuance costs	1,442,286	297,460
Compensation	947,735	841,442
Professional fees	916,660	769,965
Insurance	129,603	117,577
Administrative and other	325,975	312,615

Total expenses	3,762,259	2,339,059

Net Investment Income	3,639,281	4,982,467
Realized And Unrealized Gains (Losses) On Investments:
Net realized gains (losses) from investment transactions	302,734	(1,826,723)
Net change in unrealized appreciation (depreciation) on:
Debt securities	(1,082,695)	2,669,255
Equity securities	680,986	(16,985)
CLO Fund securities managed by affiliate	2,366,876	1,656,259
CLO Fund securities managed by non-affiliate	(26,843)	1,298,486
Affiliate asset manager investments	(5,303,682)	841,875

Net realized and unrealized appreciation (depreciation) on investments	(3,062,624)	4,622,167

Net Increase In Net Assets Resulting From Operations	$ 576,657	$ 9,604,634

Net Increase (Decrease) In Stockholders' Equity Resulting from Operations per Common Share:
Basic:	$ 0.02	$ 0.42
Diluted:	$ 0.02	$ 0.40
Net Investment Income Per Common Share:
Basic:	$ 0.15	$ 0.22
Diluted:	$ 0.15	$ 0.21

Weighted Average Shares of Common Stock Outstanding—Basic	24,270,825	22,791,242
Weighted Average Shares of Common Stock Outstanding—Diluted	24,282,699	23,987,407

KCAP-G

CONTACT: Kohlberg Capital Corporation
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kohlbergcapital.com